AMENDMENT TO REVOLVING LINE OF CREDIT AGREEMENT

          This is an amendment to the Revolving Line of Credit (the “Agreement”) made by and between the National Rural Utilities Cooperative Finance Corporation (“CFC”) and the undersigned (“Borrower”), dated October 14, 2007.

1.	Schedule 1, Paragraph 2 is hereby deleted and replaced as follows:

“2. The CFC Commitment shall mean $75,000,000.00, provided; however, that the CFC Commitment shall be permanently reduced to $50,000,000.00 upon the earlier to occur of (a) January 1, 2010, or (b) the date that Borrower pays down this Line of Credit to an outstanding balance of not more than $50,000,000.00 pursuant to Schedule 1, Paragraph 7(c) of this Agreement.”

2.

Section 5.01 B. ‘Notice’ is amended by adding a new subparagraph

(iv), as follows: “(iv) the Borrower’s issuance of commercial paper if, at the time of such issuance, the outstanding principal amount owing under this Line of Credit exceeds $50,000,000.00.”

3.	Schedule 1, Paragraph 7 ‘Special Covenants’ is amended to add a new Subparagraph (c), as follows:

“(c) If the outstanding principal amount owing under this Line of Credit exceeds $50,000,000.00 at the time Borrower issues any new commercial paper, then Borrower shall first use the proceeds of such issuance of commercial paper to pay down this Line of Credit to an outstanding balance of not more than $50,000,000.00 prior to the use of such commercial paper proceeds for any other purpose.”

4.	Section 6.01 ‘Events of Default’ is amended to add a new Subparagraph (L), as follows:

“L. The Borrower shall fail to notify CFC in accordance with 5.01 B. (iv).

5.	Section 3.03 ‘Paydown Requirement’ is hereby deleted and replaced as follows:

“Section 3.03 Paydown Requirement. For each 12-month period while this Agreement is in effect, Borrower shall, for a period of at least five consecutive business days, pay down the entire outstanding principal balance on this line of credit (“Paydown”). Borrower shall make the initial Paydown on or before January 1, 2010, and shall make each subsequent Paydown within 360 days of the date of the first Advance following each Paydown.”

6.

Borrower hereby unconditionally promises and agrees to pay, as and when due, interest on all amounts advanced under the CFC Commitment, as amended hereby, from the date of each Advance and to repay all amounts advanced under the Agreement, as amended hereby, with interest thereon as provided in the Agreement.

7.	Except as specifically provided herein, all of the terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

CHUGACH ELECTRIC ASSOCIATION, INC.	NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By: /s/ Michael R. Cunningham	By:	/s/ Marianne L Dusold

Assistant Secretary-Treasurer
Title: C.F.O.

(To be filled in by CFC) The effective date of this Amendment is: 12/22/2008.